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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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MakeMusic! Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SHAREHOLDER PROPOSALS
FORM 10-KSB

MAKEMUSIC! INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of MakeMusic! Inc. will be held on Wednesday, May 18, 2005, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, 40th Floor, 200 South Sixth Street, Minneapolis, Minnesota, United States, for the following purposes:

1.	To set the number of directors at seven (7).

2.	To elect directors for the ensuing year.

3.	To approve an amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 8,500,000.

4.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2005.

5.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

William R. Wolff
Chief Executive Officer and Chairman of the Board

Eden Prairie, Minnesota
United States
April 15, 2005

MAKEMUSIC! INC.

Annual Meeting of Shareholders
May 18, 2005

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of MakeMusic! Inc. (“the Company”) for use at the Annual Meeting of Shareholders to be held on May 18, 2005, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 15, 2005.

OUTSTANDING SHARES AND VOTING RIGHTS

     Our Board of Directors has fixed March 24, 2005 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 24, 2005, there were 3,422,589 shares of our Common Stock issued and outstanding, which is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of our outstanding Common Stock as of March 24, 2005. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class”

Société Générale Asset Management	774,088	(2)	22.6%
2, place de la Coupole
92078 Paris-la-Defense Cedex
France

BGL Investment Partners S.A.	263,258	(3)	7.7%
Rue des Coquelicots, 1
L-1356 Luxembourg
Luxembourg

Walrus Partners, L.L.C.& S2 Partners, L.P.	306,116	(4)	8.9%
8014 Olson Memorial, #232
Golden Valley, MN 55427

Benson K. Whitney	287,674	(5)	8.4%
821 Marquette Avenue
Minneapolis, MN 55402

J.M. Hixon Partners, LLC	208,910	(6)	6.1%
821 Marquette Avenue
Minneapolis, MN 55402

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 24, 2005, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes (i) 57,478 shares held by FCPI SGAM Innovation, (ii) 60,204 shares held by FCPI SOGE Innovation 1, (iii) 31,136 shares held by FCPI SOGE Innovation 2, (iv) 126,042 shares held by FCPI SOGE Innovation 5, (v) 101,042 shares held by FCPI SOGE Innovation 6, (vi) 85,416 shares held by FCPI SOGE Innovation 7, (vii) 126,042 shares issuable pursuant to a currently exercisable warrant held by FCPI SOGE Innovation 5, (viii) 101,042 shares issuable pursuant to a currently exercisable warrant held by FCPI SOGE Innovation 6, and (ix) 85,416 shares issuable pursuant to a currently exercisable warrant held by FCPI SOGE Innovation 7, all of which are funds managed by Societe Generale Asset Management.

(3)	Includes 169,508 shares issuable pursuant to a currently exercisable warrant.

(4)	Pursuant to a Schedule 13G filed on December 2, 2004 by Walrus Partners, L.L.C. (“Walrus Partners”), an investment advisor, and S2 Partners, L.P. (“S2 Partners”), a private investment partnership, the shares are owned by S2 Partners and may be beneficially owned by Walrus Partners as the investment advisor and sole general partner of S2 Partners. Walrus Partners has sole voting and dispositive power over the shares, and S2 Partners has shared voting and dispositive power over the shares.

(5)	Includes (i) 38,507 shares issuable pursuant to a currently exercisable warrant and option, (ii) 153,193 shares held by J.M. Hixon Partners, LLC “Hixon Partners”), (iii) 500 shares issuable pursuant to a currently exercisable option held by Hixon Partners and (iv) 55,217 shares issuable pursuant to a currently exercisable warrant held by J.M. Hixon Partners, LLC. Mr. Whitney, as the managing member of Hixon Partners, has sole voting and dispositive power over the shares held by Hixon Partners, and has shared voting and dispositive powers over the shares held by Hixon Ventures.

(6)	Includes (i) 500 shares issuable pursuant to a currently exercisable option and (ii) 55,217 shares issuable pursuant to a currently exercisable warrant.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 24, 2005, by each executive officer of the Company named in the Summary Compensation Table, by each current director and nominee for director of the Company and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
Benson K. Whitney	287,674	(2)	8.4%
Philip Sean Lafleur	224,361	(3)	6.3%
Martin Velasco	113,227	(4)	3.3%
Philippe H. Aubert	75,372	(5)	2.2%
John W. Paulson	99,179	(6)	2.8%
William R. Wolff	32,064	(7)	*
John C. Bergstrom	2,332	(8)	*
John R. Whisnant	1,332	(9)	*
Ronald R. Raup	1,332	(10)	*
All current executive officers and directors as a group (10 persons)	841,248	(11)	23.0%

*Less than 1%

(1)	See footnote (1) to preceding table.

(2)	See footnote (5) to preceding table.

(3)	Includes 172,626 shares which may be purchased by Mr. Lafleur upon exercise of options and warrants that are exercisable as of March 24, 2005 or within 60 days of such date.

(4)	Includes (i) 3,120 shares which may be purchased by Mr. Velasco upon exercise of options that are exercisable as of March 24, 2005 or within 60 days of such date, (ii) 3,129 shares held by Genevest Consulting S.A., of which Mr. Velasco is a director, (iii) 77,729 shares held by International Sequoia Investments Ltd., of which he is a principal shareholder and (iv) 29,249 shares issuable pursuant to a currently exercisable warrant held by International Sequoia Investments Ltd. Mr. Velasco disclaims beneficial ownership in the shares held by Genevest Consulting S.A. and International Sequoia Investments Ltd.

(5)	Includes (i) 54,094 shares held by FCPR Robertsau Investissement and (ii) 21,278 shares issuable pursuant to a currently exercisable warrants held by FCPR Robertsau Investissement. Mr. Aubert is Chief Executive Officer of Fortis Private Equity France (fka Robertsau Gestion), which manages FCPR Robertsau Investissement.

(6)	Represents 69,129 shares which may be purchased by Mr. Paulson upon exercise of options that are exercisable as of March 24, 2005 or within 60 days of such date.

(7)	Includes 32,064 shares that may be purchased by Mr. Wolff upon exercise of options that are exercisable as of March 24, 2005 or within 60 days of such date.

(8)	Includes 1,332 shares that may be purchased by Mr. Bergstrom upon exercise of an option that is exercisable as of March 24, 2005 or within 60 days of such date.

(9)	Represents 1,332 shares that may be purchased by Mr. Whisnant upon exercise of an option that is exercisable as of March 24, 2005 or within 60 days of such date.

(10)	Represents 1,332 shares that may be purchased by Mr. Raup upon exercise of an option that is exercisable as of March 24, 2005 or within 60 days of such date.

(11)	Includes 430,061 shares that may be purchased by all officers and directors as a group upon exercise of options and warrants exercisable as of March 24, 2005 or within 60 days of such date.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors recommends that the number of directors be set at seven and that seven directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. Two other current directors, Philip Sean Lafleur and Martin Velasco, advised the Governance Committee that they would not stand for re-election at the Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares. The election of each nominee requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

     In the absence of other instructions, each proxy will be voted for each of the nominees listed below as determined by the independent members of the Board of Directors. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

     The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

Name	Age	Position
William R. Wolff (5)	47	Chief Executive Officer and Chairman of the Board
John W. Paulson	57	President and Director
Philippe H. Aubert (4)	45	Director
John C. Bergstrom (1)(3)	44	Director
Ronald B. Raup (3)(4)	54	Director
John R. Whisnant (1)(2)(4)	59	Director
Benson K. Whitney (1)	48	Director

(1)	Member of the Audit Committee.

(2)	The Board of Directors has determined that John Whisnant qualifies as an “Audit Committee Financial Expert” under the Federal Securities Law.

(3)	Member of the Compensation Committee.

(4)	Member of the Governance Committee.

(5)	Non-voting member of the Governance Committee.

     William R. Wolff has served as our Chief Executive Officer and a director since June 9, 2004 and as our Chairman of the Board since January 2005. From October 2003, when he joined MakeMusic!, until October 2004, Mr. Wolff served as our Chief Financial Officer, Secretary and Treasurer. Mr. Wolff began his career as a financial analyst at Control Data Corporation. He subsequently held a variety of leadership positions in start-up and growth software companies, including Springboard Software, where he was Controller and CFO and responsible for its public reporting. He later served for eight years as Chief Executive Officer of Open Systems Holdings Corporation, an accounting systems company. For the six years prior to joining MakeMusic!, he was Chief Executive Officer of CrossUSA, an innovative systems outsourcing company. Mr. Wolff also serves on the Board of Directors of a Minnesota based IT Services Company, Instrumental Inc.

     John W. Paulson, founder of MakeMusic!, has served as our President and as a director, since 1990. In addition, from 1990 to 2000, he served as our Chairman and CEO. From 1982 to 1990, Mr. Paulson was Chairman and CEO of Springboard Software, Inc., a publicly held company he founded to develop and market educational consumer software products. Prior to founding Springboard, Mr. Paulson was a public school music teacher for nine years. He has a Master of Arts in Music Education from the Eastman School of Music, is a published composer and has performed as a professional musician for more than 10 years. Mr. Paulson has served on the Board of Directors of the National Association of Music Merchants, the Wenger Corporation and the St. Paul Chamber Orchestra.

     Philippe H. Aubert has been director of MakeMusic! since October 2001. Mr. Aubert is the Chief Executive Officer of Fortis Private Equity France (fka Robertsau Gestion), a private equity fund. From January 1990 to August 1999, Mr. Aubert was Director Associate of Siparex Group, a private equity investment group.

     John C. Bergstrom joined MakeMusic! as a director in September 2004. Mr. Bergstrom is a partner with RiverPoint Investments working with selected companies, advising them on financial organizational, strategy and governance matters. He currently serves on the Board of Directors of Peoples Educational Holdings, Inc. Mr. Bergstrom is primarily focused on working with information-based companies, including education, information services, publishing and media business.

     Ronald R. Raup joined MakeMusic! as a director in September 2004. Mr. Raup is currently Vice President of Brook Mays Music Company, the largest full line music product retailer in the United States, and has over thirty years of experience in the music product industry. From 1995 to 1999, he was employed at MakeMusic! as our President and Chief Operating Officer. Mr. Raup also held senior executive positions with Yamaha Corporation of America and was the top ranking American on that company’s board of directors. He has been active in promoting active music making and has served on the boards of various music oriented associations such as NAMM, the international music products association, and the World Economic Summit.

     John R. Whisnant joined MakeMusic! as a director in January 2004. In June 2004, Mr. Whisnant joined the Nath Companies as Vice President of Administration and General Counsel. From 1995 to 2003, Mr. Whisnant was Chief Financial Officer of Insignia Systems, Inc. He has a Juris Doctorate and a Master of Arts degree in Accounting from the University of Iowa.

     Benson K. Whitney has been a director of MakeMusic! since May 1997. Mr. Whitney is the managing member of J.M. Hixon Partners and was previously the managing general partner of the Gideon Hixon Fund, both private venture capital partnerships. He also serves as Vice President and Chief Executive Officer of Whitney Management Co., a family management company. In these positions, he has been involved in numerous early stage investments and serves on several boards of directors. He formerly practiced law with Popham, Haik, Schnobrich & Kaufman, specializing in regulated industries such as medical services companies and cable television.

Other Information

     Pursuant to an Investor Rights Agreement among MakeMusic!, J.M. Hixon Partners, LLC (“Hixon”) and certain shareholders of MakeMusic! entered into at the time of Hixon’s investment in the Company, Hixon has the right, so long as it owns or controls 4% or more of our Common Stock, to designate an individual to serve on our Board of Directors, and the shareholders who are parties to the Agreement have agreed to vote shares of MakeMusic! Common Stock owned or controlled by them for such director designee. Mr. Whitney is currently serving as the director designee under the Agreement. There are no other arrangements or understandings between any of our directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of MakeMusic!. There are no family relationships among our directors.

CORPORATE GOVERNANCE

Independence

     The Board has determined that a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market, since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Philippe Aubert, John Bergstrom, Ronald Raup, Martin Velasco, John Whisnant, and Benson Whitney. William Wolff and John Paulson are precluded from being considered independent since they currently serve as executive officers of the Company.

Code of Ethics and Business Conduct

     The Board has a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics is available in print, free of charge to any stockholder who sends a request for a paper copy to MakeMusic! Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848. MakeMusic! intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.

Director Attendance at Annual Meeting

     Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic!. We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of shareholders.

Committee and Board Meetings

     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. Each committee shall only be comprised of independent voting directors and in the case of the Governance Committee, the CEO as a non-voting member. Members of such Committees meet formally and informally from time to time throughout the year on Committee matters.

Executive Sessions

     The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.

Audit Committee

     The Audit Committee is comprised of independent directors John Whisnant (Chair), John Bergstrom and Benson Whitney. The Audit Committee is responsible for reviewing our internal control procedures, the quarterly and annual financial statements of the Company, engaging and evaluating the performance of the independent public accountant and reviewing with our independent public accountants the results of the annual audit. Attached as Appendix A to the Proxy Statement for the 2004 Annual Meeting of Shareholders is the Charter for the Audit Committee. The Audit Committee met five (5) times during fiscal 2004.

     The Board has determined that John Whisnant is the “audit committee financial expert” as defined by Item 401(e)(2) of Regulation S-B under the Securities Act of 1933. The designation of Mr. Whisnant as the audit committee financial expert does not impose on Mr. Whisnant any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Whisnant as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

     The Compensation Committee consists of independent directors John Bergstrom (Chair), Ronald Raup and Martin Velasco, who has resigned from the Committee effective as of the date of the Annual Meeting. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and the Board of Directors and administers our 2003 Equity Incentive plan. The Compensation Committee met six (6) times during fiscal 2004.

Governance Committee

     The Governance Committee consists of independent directors Ronald Raup (Chair), Philippe Aubert and John Whisnant. The Governance Committee recommends the selection of candidates for and the tenure of the members of our Board and for recommending to the Board and carrying out policies and processes designed to provide for the effective and efficient governance of MakeMusic!. Attached as Appendix B to the Proxy Statement for the 2004 Annual Meeting of Shareholders is the Charter for the Governance Committee. The Governance Committee met four (4) times during fiscal 2004.

     The Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:

•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The Governance Committee will consider the attributes of the candidates and the needs of the board, and will review all candidates in the same manner. A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and Board membership, if any.

     The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

MakeMusic! Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848

     The directors and committee members often communicate informally to discuss the affairs of MakeMusic! and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2004, the Board of Directors held eight (8) formal meetings. No director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any Committee of the Board of Directors on which he served.

Directors’ Fees

     Under the 2003 Equity Incentive Plan, nonemployee directors may receive nonqualified stock options, performance awards, restricted stock or stock appreciation rights from time to time as determined by the Compensation Committee. In 2004, no options, performance awards, restrict stock or stock appreciation rights were granted to nonemployee directors.

     On February 2, 2005, the Board of Directors approved the MakeMusic! Inc. Board Compensation Plan (“Plan”) as recommended by the Compensation Committee. Pursuant to the Plan, each eligible director (defined below) receives $3,000 per calendar quarter for Board membership and $2,000 per calendar quarter for serving as a committee chairperson. In addition, the Plan provided for the immediate grant of a seven-year nonqualified stock option to purchase 4,000 shares of Common Stock under the 2003 Equity Incentive Plan, which option vests monthly between the date of grant and December 31,

2005. If a director’s service terminates for any reason or if the director is no longer an eligible director, vesting of the option ceases and the director may exercise any vested shares through the remaining term of the option. The Plan defines an eligible director to be a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic! or (ii) a representative of 5% or greater shareholders.

Communications with the Board of Directors

     Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic! Inc., Attn: Investor Relations, at 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.

EXECUTIVE COMPENSATION

Employment Agreements and Termination of Employment Agreements

     On June 9, 2004, MakeMusic! entered into an employment agreement with William R. Wolff, our current Chief Executive Officer, which agreement may be terminated upon 60 days’ notice by either party and with less notice upon certain events. The agreement provides for an annual base salary of $175,500 and bonuses as determined by the Board of Directors. If MakeMusic! terminates the agreement without cause and Mr. Wolff provides MakeMusic! with a release of all claims, Mr. Wolff is entitled to receive an amount equal to his then current base salary, which amount shall be paid monthly over a one-year period. Mr. Wolff has agreed not to compete with MakeMusic! for one year following termination.

     On October 19, 2000, the Company entered into a one-year employment agreement with John W. Paulson that automatically extends for additional one-year periods unless otherwise terminated as provided in the agreement. Pursuant to the agreement, he will be paid an initial base salary of $155,500 per year and may be eligible for bonuses as determined by the Board of Directors. The agreement may be terminated by either party upon written notice to the other party. In the event the agreement is terminated by the Company without cause, Mr. Paulson will be paid an amount equal to his base salary as in effect at the time of termination.

     In November 2004, MakeMusic! Inc. entered into a Transition Agreement and Release (the “Transition Agreement”) with Philip Sean Lafleur, a director and former Chief Executive Officer and Chairman. The Agreement supercedes and replaces Mr. Lafleur’s Executive Employment Agreement dated September 1, 2002 (“Executive Agreement”). The parties mutually agreed that the Executive Agreement terminated effective June 9, 2004, except that Articles IV, V, VI, VII, VIII, IX and X of the Executive Agreement will remain in full force and survive the termination of the Executive Agreement. Pursuant to the Transition Agreement, Mr. Lafleur continued to be employed by MakeMusic! and received a monthly salary and regular benefits through February 8, 2005, his last day of employment. Mr. Lafleur was eligible to receive bonuses for 2004 provided that Mr. Lafleur’s results and those of MakeMusic! met the objectives set forth in the Agreement. Mr. Lafleur continued to serve as Chairman of the Board of Directors until January 2005. Compensation for his service on the Board is $1,500 per month, but he did not receive a director’s fee while receiving a salary. Mr. Lafleur’s Stock Option dated July 7, 2003 was amended to state that, of the 195,000 shares, Mr. Lafleur will be eligible to purchase 115,561 shares, and 79,439 shares were cancelled. The time vested and time accelerated options will continue as described in the Agreement. Further, Mr. Lafleur agrees to release any and all claims against the Company or any other person or entity more fully described in the Agreement.

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to persons serving as Chief Executive Officer during fiscal 2004 and to each other executive officer of the Company (the “Named Executive Officers”) who received total salary and bonus compensation in excess of $100,000 for 2004.

Summary Compensation Table

						Long Term
						Compensation
						Securities	All Other
Name and Principal		Annual Compensation				Underlying Options	Compensation
Position	Year	Salary ($)		Bonus ($)		(# of shares)	($)(1)
Philip Sean Lafleur, (1)	2004	$223,029	(2)	$130,991	(2)	—	—
Former Chief Executive Officer	2003	232,452	(2)	63,935	(2)	195,000	—
	2002	194,058	(2)	77,953	(2)	—	$6,189	(2(3)

William R. Wolff,	2004	$158,332		$83,524		90,000	—
Chief Executive Officer	2003	26,335		9,615		30,000	—

	2004	$163,280		$92,156		—	—
John W. Paulson,	2003	163,280		41,049		195,000	—
President	2002	163,280		60,852		—	—

(1)	Resigned as Chief Executive Officer as of June 9, 2004.

(2)	Compensation is paid in euros, and the United States dollar amount is determined by multiplying Mr. Lafleur’s compensation by 1.3602, 1.2557 and 1.0483, the conversion rates as of December 31, 2004, December 31, 2003 and December 31, 2002, respectively. Changes to Mr. Lafleur’s salary in 2002 are the result of a reallocation between salary and bonus compensation and the impact of changing foreign currency exchange rates. Mr. Lafleur’s salary in euros was €163,968, €185,117, and €185,117 and his bonus in euros was €96,303, €50,916, and €74,361 in 2004, 2003 and 2002, respectively.

(3)	Amount reflects payment for unused vacation time as required by French law.

Option/SAR Grants During 2004 Fiscal Year

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004. The Company has not granted stock appreciation rights in the past fiscal year.

	Number of		% of Total
	Securities		Options/SARs
	Underlying		Granted to	Exercise or
	Options/SARs		Employees in	Base Price	Expiration
Name	Granted (#)		Fiscal Year	($/Sh)	Date
Philip Sean LaFleur	—		—	—	—
William R. Wolff	30,000	(1)	25%	$3.05	03/09/11
	60,000	(2)	50%	$3.74		(2)
John W. Paulson	—		—	—	—

(1)	The option was granted on March 10, 2004 and becomes exercisable in 48 equal monthly installments commencing March 31, 2004.

(2)	The option was granted on June 9, 2004 with 20,000 shares of such option becoming exercisable in 48 equal monthly installments commencing June 30, 2004 and expiring June 9, 2011, and 40,000 shares of such option becoming exercisable on June 7, 2009, subject to acceleration upon certain conditions and expiring on June 8, 2009.

Aggregated Option/SAR Exercises During 2004 Fiscal Year and Fiscal Year End Option/SAR Values

     The following table provides information related to the exercise of stock options during fiscal 2004 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

			Number of Unexercised		Value of Unexercised
	Shares		Securities Underlying		In-the-Money Options
	Acquired	Value	Options at 12/31/04		at 12/31/04(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Philip Sean Lafleur	0	$0	96,608	102,453	$74,003	$243,790
William R. Wolff	0	$0	18,541	101,459	$39,201	$170,799
John W. Paulson	0	$0	44,847	175,153	$74,003	$462,248

(1)	Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of December 31, 2004 on the Nasdaq Stock Market was $5.02.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to Insiders were complied with, except a Form 4 for Mr. Wolff was filed late reporting an option grant.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Under the terms of an Investor Rights Agreement entered into with J.M. Hixon Partners, LLC in connection with its participation in the Company’s 1997 private placement, the Company has granted to J.M. Hixon Partners, LLC a right to purchase its pro rata share of any new issuances of securities by the Company, excluding shares issued upon exercise of currently outstanding warrants, pursuant to employee stock plans, pursuant to a registered public offering or in connection with an acquisition. The Investor Rights Agreement also gives J.M. Hixon Partners the right to designate an individual to serve on the Company’s Board of Directors (see “Election of Directors—Other Information”).

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

(PROPOSAL #3)

     The Board of Directors proposes that the Company amend its Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock from 5,000,000 to 8,500,000. As of the Record Date, the total number of outstanding shares of Common Stock was 3,422,589 shares.

Reasons for the Amendment

     On March 8, 2005, the Board of Directors unanimously approved an amendment to our Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 5,000,000 to 8,500,000.

     The Board desires to increase the number of authorized shares of Common Stock to provide sufficient shares for our 2003 Equity Incentive Plan and to provide greater flexibility in structuring possible future financings and meeting other corporate needs which might arise. We have no current commitments or plans for the issuance of Common Stock.

     As of March 24, 2005, 3,422,589 shares of Common Stock were issued and outstanding, and 1,577,411 shares of Common Stock were authorized but unissued. Approximately 631,740 shares of Common Stock are reserved for issuance pursuant to our employee benefit plans. In addition, we have 3,239 shares of Common Stock reserved for issuance upon exercise of outstanding options granted outside of our plans and 1,345,812 shares reserved for issuance upon exercise of outstanding warrants.

     MakeMusic! may use additional shares of Common Stock to partially finance potential acquisitions. In addition, we may consider conducting an equity offering to raise capital or reduce existing debt. Future issuances of Common Stock may have a significant dilutive effect on the equity interests of current shareholders.

     Approval of an increase in the authorized number of shares of Common Stock generally empowers the directors of the Company to issue additional shares of Common Stock without giving notice to the shareholders or obtaining their approval, except in certain circumstances such as in connection with the adoption of certain employee benefit plans or the issuance of private equity that is subject to The Nasdaq Stock Market shareholder approval rules. The Nasdaq rules generally require us to obtain shareholder approval for issuances of Common Stock in connection with (i) the acquisition of another company if an officer, director or significant shareholder has a 5% or greater interest (or a 10% interest collectively) or the issuance or potential issuance of stock will be equal to 20% or more of the outstanding shares or voting power before the issuance, (ii) the sale of Common Stock in a private transaction if the sale is equal to 20% or more of the outstanding Common Stock or voting power and is sold for less than the greater of book or market value of the stock, (iii) the issuance of Common Stock that results in a change of control or (iv) the adoption of certain stock option or purchase plans or other equity compensation arrangements.

     The Company’s proposal to increase the authorized number of shares of Common Stock is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in authorized Common Stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by management. Except as noted below, the Company does not have any provisions in its governing documents that have an anti-takeover effect nor does it have plans to subsequently implement measures having anti-takeover effects. Our Articles of Incorporation authorize an additional 1,500,000 shares of undesignated stock that is undesignated as to rights, preferences, privileges and restrictions. The Board has the authority to establish from these undesignated shares, by resolution adopted and filed with the Minnesota Secretary of State in the manner provided by law, one or more classes or series and to fix the relative rights and preferences of each such class or series, including the establishment of additional shares of Common Stock. These shares are available for issuance by the Board at such times and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities. In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Board could create a series of preferred stock with rights and preferences that could impede the completion of such a transaction and issue such preferred stock to persons who would support the Board in opposing the transaction. The Board does not intend to issue any shares of preferred stock except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders.

Vote Required

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock.

AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company’s independent directors, including a Financial Expert. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
John R. Whisnant (Chair)
John C. Bergstrom
Benson K. Whitney

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #4)

     The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for MakeMusic! for the year ending December 31, 2005. McGladrey & Pullen LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2004, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting. Representatives of McGladrey & Pullen LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

     On August 30, 2004, Ernst & Young LLP resigned as our independent registered public accountanting firm effective as of August 30, 2004. The reports of Ernst & Young LLP on our financial statements for the fiscal years ended December 31, 2002 and 2003, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with its audit for the most recent fiscal year and through August 30, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     On September 13, 2004, the Board of Directors and Audit Committee retained McGladrey & Pullen, LLP to be our independent registered public accountanting firm. During the two most recent fiscal years and through September 13, 2004, MakeMusic! did not consult with McGladrey & Pullen, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered upon our financial statements and either written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) the subject matter of a disagreement or reportable event with the former auditor. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

     The following fees were paid to Ernst & Young LLP and McGladrey & Pullen, LLP for fiscal years 2003 and 2004:

	Ernst & Young LLP		McGladrey & Pullen, LLP
	2003	2004	2004
Audit Fees	$76,850	$0	$44,015
Audit-Related Fees	0	10,000	6,670
Tax Fees	30,766	16,635	0
All Other Fees	1,250	0	0

	$108,866	$26,635	$50,690

     Audit fees are for professional services rendered for the audit of our annual financial statements. Audit related fees include attendance at Audit Committee meetings, review of financial statements included in our Forms 10-KSB and 10-QSB, services in connection with consents for registration statements and audit services related to closing a subsidiary in France.

     Tax fees include fees for services provided in connection with preparation of tax returns and tax planning related to foreign employees and closing of subsidiary in France.

     All other fees include guidance on international issues and access to Ernst & Young online information database.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of Ernst & Young LLP and McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining their respective independence.

Pre-Approval of Audit Fees

     Pursuant to its pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.

     The Audit Committee approved that the CFO was authorized to engage McGladrey & Pullen, LLP tax services of up to $10,000 for the recommendation and analysis of the closure of MakeMusic! SA and appropriate recording in MakeMusic! Inc. The Audit Committee also authorized the pre-approval of non-audit services not to exceed $10,000.

OTHER BUSINESS

     MakeMusic! does not mail to shareholders the first, second and third quarter shareholder reports. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.asp, or by e-mail immediately after results are issued if you send your email address to investorrelations@makemusic.com to be included on an email list. Forms 10-KSB and 10-QSB are available on the SEC website at www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.asp under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail must send their name and address to the Company at the address below.

                              MakeMusic! Inc.
                              Attn: Investor Relations
                              7615 Golden Triangle Drive, Suite M
                              Eden Prairie, MN 55344-3848

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company by December 16, 2005, to be considered for inclusion in the Company’s proxy statement and related proxy for the 2006 Annual Meeting.

     Also, if a shareholder proposal intended to be presented at the 2006 Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after March 1, 2006, then management named in the Company’s proxy form for the 2006 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

FORM 10-KSB

     A COPY OF THE COMPANY’S FORM 10-KSB ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC! INC. COMMON STOCK ON MARCH 24, 2005, THE RECORD DATE FOR THE 2005 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MR. ALAN G. SHULER, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

William R. Wolff
Chief Executive Officer and Chairman of the Board
Dated:	April 15, 2005
Eden Prairie, Minnesota

MAKEMUSIC! INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2005
3:30 p.m.

Fredrikson & Byron
40th Floor
200 South Sixth Street
Minneapolis, Minnesota

MakeMusic! Inc.
7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2005.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 4.

By signing the proxy, you revoke all prior proxies and appoint William R. Wolff and Alan G. Shuler, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MakeMusic! Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4.

1.	Set number of directors at seven (7)	☐ For	☐ Against	☐ Abstain

ò Please fold here ò

2.	Elect members of the Board of Directors:		☐	Vote FOR	☐	Vote WITHHELD
	01 William R. Wolff	05 Ronald B. Raup		all nominees		from all
	02 John W. Paulson	06 John R. Whisnant		(except as		nominees
	03 Philippe H. Aubert	07 Benson K. Whitney		withheld below)
04 John C. Bergstrom

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	Approve Amendment to the Articles of Incorporation to increase authorized shares of Common Stock from 5,000,000 to 8,500,000	☐ For	☐ Against	☐ Abstain

4.	Ratify the appointment of McGladrey & Pullen, LLP as independent registered accounting firm for year ending December 31, 2005.	☐ For	☐ Against	☐ Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐    Indicate changes below:

Date	, 2005

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.